Exhibit 99.1

Melinta Therapeutics Provides Corporate Updates

~ Highlights Continued Positive Sales Momentum and Estimated Year-End Cash Position ~

~ Confirms Previously Announced Cost Savings Guidance ~

~ Continues Senior Leadership Team Evolution with New Management Appointments ~

NEW HAVEN, Conn., February 4, 2019 – Melinta Therapeutics, Inc. (NASDAQ: MLNT), a commercial-stage company focused on the development and commercialization of novel antibiotics to treat serious bacterial infections, today provided an update on its strategic repositioning initiatives, cost savings outlook, as well as new management appointments. The Company continues to execute on its strategic initiatives aimed at repositioning the business to drive profitable growth and value creation.

“We have been moving with purpose and focus over the past several months to reposition Melinta and set a new trajectory towards growth and value creation,” said John H. Johnson, interim chief executive officer and director of Melinta Therapeutics. “We are pleased with the significant progress we believe we have made on a number of our strategic, operational and financial initiatives. Today, we are seeing positive momentum on product sales and our cost reduction efforts, with the potential to strengthen our balance sheet and extend our cash runway, subject to the closing of the convertible loan facility negotiated with Vatera. The Company is led by a senior leadership team with significant industry experience who are almost entirely new to the Company or are serving in expanded roles. While there is more work to be done, we believe that we have the right team and strategy in place to continue delivering anti-infective solutions to patients and to drive growth and value creation for shareholders.”

Strategic Realignment Initiatives are Delivering Results

Melinta has made meaningful strides in recent months on its strategic initiatives designed to accelerate sales, lower costs across the organization and optimize its balance sheet. These actions have included an increased emphasis on product launches and commercialization efforts, a realignment of the Company’s cost base driven primarily by lower R&D and G&A costs and a refocusing of the Company’s sales and marketing priorities. In addition, Melinta announced in December that it had entered into a $135 million senior subordinated convertible loan facility with Vatera Healthcare Partners LLC and Vatera Investment Partners LLC, the funding of which is subject to several closing conditions including receipt of stockholder approval, the appointment of Mr. Johnson as CEO of the Company and the effectiveness of an amendment to the Company’s facility agreement with funds managed by Deerfield Management Company, L.P., as lenders, which amendment was entered into earlier this month (and which effectiveness is subject to the satisfaction of certain conditions precedent, including the initial funding under the Vatera loan facility).

Together, these actions are delivering results, including continued product sales momentum in the fourth quarter for Baxdela®, Vabomere®, and Orbactiv®. Melinta anticipates that it will report net product sales of approximately $14 million for the fourth quarter and $46 million for the year ended December 31, 2018, meeting the minimum net sales covenant under its facility agreement with Deerfield. The Company also expects to report year-end cash and cash equivalents of approximately $81.5 million and to generate between $50 and $70 million in operating expense savings for 2019, driven primarily by lower R&D and G&A when compared to 2018. The figures in the foregoing sentences are all based upon preliminary, unaudited estimates and remain subject to change as the Company finalizes its results for 2018.

Melinta will provide full details on the Company’s fourth quarter and full-year 2018 performance and 2019 guidance when it reports results in March.

Strengthened Senior Leadership Team

Melinta has continued to strengthen its senior leadership team with a number of recent appointments and promotions. As previously announced, John Johnson, Melinta’s interim CEO, director and more than 30-year industry veteran, has agreed to become the Company’s permanent CEO, subject to the terms of an employment agreement. In addition to Mr. Johnson’s transition to permanent CEO, the Company has recently made the following organizational changes:

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Appointed Timothy Simon as Chief Commercial Officer. Mr. Simon, who joined Melinta on January 28, 2019, most recently served as commercial lead for Pfizer’s RCC, Lung and Immuno-Oncology franchise, where he scaled and shaped the U.S. commercial organization’s efforts to prepare for rapid growth. Mr. Simon began his pharmaceutical career in antibiotic marketing and sales with Johnson & Johnson. He brings nearly two decades of experience in leading pharmaceutical organizations to successfully drive growth by building commercial capabilities, leading effective marketing and sales teams, and cultivating strong customer relationships across multiple specialties. Mr. Simon will be responsible for leading the development and execution of the commercial strategy for Melinta’s novel antibiotics portfolio, and for leading the commercial organization, including the patient services, sales, marketing and access teams.

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Promoted Ryan Lococo to Chief Business Officer. Mr. Lococo joined Melinta in May 2018 as vice president of corporate development and strategy, and brings deep M&A and growth strategy experience to the Company, with over 12 years of experience spanning multiple industries, including the pharmaceutical industry. Mr. Lococo will be responsible for corporate and business development, information technology, manufacturing and technical operations, and public relations.

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Promoted Jennifer Sanfilippo to General Counsel. Ms. Sanfilippo joined Melinta in January 2018 as vice president, corporate counsel. Ms. Sanfilippo brings significant experience advising senior executives and commercial and medical leaders on a variety of legal, compliance and regulatory issues specific to the life sciences industry. Ms. Sanfilippo will be responsible for legal services for the Company and advising the senior leadership team on strategic matters.

“Timothy, Ryan and Jennifer are experienced pharmaceutical industry leaders who each bring valuable expertise in drug commercialization and go-to-market strategies, corporate development and legal counsel to the Melinta team,” said John H. Johnson, interim chief executive officer and director of Melinta Therapeutics. “I look forward to working closely with them along with our talented employees as we strive to advance our mission to provide life-saving therapies that address the evolving global threat of bacterial infections and antibiotic resistance.”

Additional biographical details are available at www.melinta.com.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is the largest pure-play antibiotics company, dedicated to saving lives threatened by the global public health crisis of bacterial infections through the development and commercialization of novel antibiotics that provide new therapeutic solutions. Its four marketed products include Baxdela® (delafloxacin), Vabomere® (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. This portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections. Visit www.melinta.com for more information.

Equity Compensation

In connection with Mr. Simon’s appointment, Melinta’s Compensation Committee approved an inducement award pursuant to Rule 5635 of the NASDAQ Listing Rules to Mr. Simon. The inducement award consists of the grant of a stock option to purchase up to 300,000 shares of Melinta’s common stock at an exercise price equal to the closing price of Melinta’s common stock on February 1, 2019, and the grant of restricted stock units for 200,000 shares of Melinta’s common stock. The stock option grant has a 10-year term and will become twenty-five percent vested on the first anniversary of the hire date, with the remaining shares vesting in equal monthly installments thereafter over the next three years, subject to Mr. Simon’s continuing service with Melinta through the applicable vesting dates. The restricted stock unit grant will vest and be settled in equal annual installments on the first three anniversaries of the hire date, subject to Mr. Simon’s continuing service with Melinta through the applicable vesting date. The stock option and restricted stock unit grants are subject to the terms of Melinta’s 2018 Stock Incentive Plan but were granted outside of the plan, and were granted as an inducement material to Mr. Simon’s accepting employment with Melinta in accordance with NASDAQ Listing Rule 5635(c)(4).

Forward Looking Statements

Certain statements in this communication constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made and include statements regarding: expectations with respect to product launches and sales, commercialization efforts, our balance sheet, liquidity, costs and expenses, including potential reductions, realignment or savings, and cash flows; our strategic, operational and financial initiatives; disbursements under, closing conditions with respect to and the anticipated impact of the Vatera loans; compliance with the terms of our debt agreements; and anticipated results or performance for full year and fourth quarter 2018 and 2019. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, strategies or prospects will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Melinta include, but are not limited to, the fact that we have incurred significant operating losses since inception and will incur continued losses for the foreseeable future; our limited operating history; our need for future capital and risks related to our ability to obtain additional capital to fund future operations; risks related to the satisfaction of the closing conditions under the loan agreement with Vatera, including receipt of stockholder approval, appointment of Mr. Johnson as Chief Executive Officer of the Company, and effectiveness of the amendment to the Deerfield facility agreement and any consequences of a failure to consummate the Vatera loan financing, including a potential default under our credit agreement; uncertainties of cash flows and inability to meet working capital needs as well as other milestone, royalty and payment obligations; risks related to the failure of our stockholders to approve the currently proposed reverse stock split, including a potential delisting from Nasdaq; risks that may arise from the consummation of the Vatera loan financing and the effectiveness of the amendment to the Deerfield facility agreement, including potential dilution to our stockholders and the fact that Vatera will beneficially own substantial portion of our common stock; the fact that our independent registered public accounting firm’s report on the Company’s 2016 and 2017 financial statements contains (and that the report on the Company’s 2018 financial statements may contain) an explanatory paragraph that states that our recurring losses from operations and our need to obtain additional capital raises substantial doubt about our ability to continue as a going concern; our substantial indebtedness; risks related to our commercial launches of our products and our inexperience as a company in marketing drug products; the degree of market acceptance of our products among physicians, patients, health care payors and the medical community; the pricing we are able to achieve for our products; failure to obtain and sustain an adequate level of reimbursement for our products by third-party payors; inaccuracies in our estimates of the market for and commercialization potential of our products; failure to maintain optimal inventory levels to meet commercial demand for any of our products; risks that our competitors are able to develop and market products that are preferred over our products; our dependence upon third parties for the manufacture and supply of our marketed products; failure to achieve the benefits of our recently completed transactions with Cempra and The Medicines Company; failure to establish and maintain development and commercialization collaborations; uncertainty in the outcome or timing of clinical trials and/or receipt of regulatory approvals for our product candidates; undesirable side effects of our products; failure of third parties to conduct clinical trials in accordance with their contractual obligations; our ability to identify, develop, acquire or in-license products; difficulties in managing the growth of our company; the effects of recent comprehensive tax reform; risks related to failure to comply with extensive laws and regulations; product liability risks related to our products; failure to retain key personnel; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; risks relating to third party infringement of intellectual property rights; our ability to maintain effective internal control over financial reporting; unfavorable outcomes in any of the class action and shareholder derivative lawsuits currently pending against the Company; and the fact that a substantial number of shares of common stock may be sold into the public markets by one or more of our large shareholders in the near future. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2017, our Revised Definitive Proxy Statement filed January 28, 2019, and in other filings that Melinta makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

For More Information:

Media Inquiries:

Lindsay Rocco

Elixir Health Public Relations

+1 862-596-1304

lrocco@elixirhealthpr.com

Investor Inquiries:

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Mahmoud Siddig / Aiden Woglom

(212) 355-4449